Exhibit 10.5

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO GLENARM AND VCG. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ADDITIONAL INVESTMENT RIGHT

To Purchase $                     principal amount of Convertible Notes of

Glenarm Restaurant LLC

and

Warrants of

VCG Holding Corp.

[SHOULD THIS ONLY BE EFFECTIVE AFTER SHAREHOLDER APPROVAL?] THIS ADDITIONAL INVESTMENT RIGHT (the “AIR”) certifies that, for value received,                      (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the earlier of (a) the 12 month anniversary of the effective date of the registration statement registering the resale of the Underlying Shares (as defined below) with the Securities and Exchange Commission and (b) the 24 month anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Glenarm Restaurant LLC, a Colorado corporation (the “Glenarm”), up to $                     principal amount of 12% Senior Subordinated Notes (the “AIR Note”) and, for every $250,000 principal amount AIR Notes purchased hereunder, warrants (“AIR Warrants”) issued by VCG Holding Corp (“VCG”) to purchase (a) 31,250 shares of common stock of VCG (the “Common Stock”) (subject to adjustment for reverse and forward

stock splits and the like) at an exercise price of $                    1 (subject to adjustment hereunder and thereunder) and (b) 31,250 shares of Common Stock (subject to adjustment for reverse and forward stock splits and the like) at an exercise price of $                    2 (subject to adjustment thereunder and hereunder) (such prices collectively, the “AIR Warrant Exercise Prices”). The number shares of Common Stock underlying the AIR Warrants issued shall be pro rated for lesser principal amounts of AIR Notes purchased. The AIR Note shall be in the form of the Notes issued pursuant to the Subscription Agreement, mutatis mutandis, except that the conversion price thereof shall be equal to $                    3, subject to adjustment thereunder and hereunder (“AIR Conversion Price”). Except as set forth above, the AIR Warrants shall be in the form of the Warrants issued pursuant to the Subscription Agreement, mutatis mutandis, except that, Section 5(b) therein shall be calculated on a customary weighted average formula based on the issued and outstanding common stock as set forth in Section 3(b) hereunder rather than full ratchet.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated October     , 2004, among Glenarm, VCG and the Holder.

Section 2. Exercise.

a) Exercise of AIR. Exercise of the purchase rights represented by this AIR may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to Glenarm and VCG of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of Glenarm and VCG as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of Glenarm and VCG) and the payment of the aggregate principal amount of the AIR Notes and AIR Warrants thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Upon exercise of this AIR, Glenarm shall issue an AIR Note with a principal amount equal to the amount paid by the Holder and VCG shall issue the respective AIR Warrants.

b) Mechanics of Exercise.

i. Authorization of AIR Note. VCG covenants that during the period this AIR is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares of Common Stock underlying the AIR Notes (the “AIR Note Shares”) and AIR Warrants (the “AIR Warrant Shares” and collectively with the AIR Note Shares, the “AIR Underlying Shares”). Glenarm and VCG further covenant that its issuance of this AIR shall constitute full authority to its officers who are charged with the duty of

[1]	The lesser of 110% of the AIR Conversion Price and (b) 121% of the average of the closing prices of the Common Stock during the 20 business days immediately prior to the date hereof.

[2]	The lesser of (a) 125% of the AIR Convertion Price and (b) 132% of the average of the closing prices of the Common Stock during the 20 business days immediately prior to the date hereof.

[3]	110% of the average of the closing prices of the Common Stock during the 20 business days immediately prior to the date hereof.

executing certificates to execute and issue the necessary certificates for the AIR Note and AIR Warrant upon the exercise of the purchase rights under, and in accordance with the terms of the AIR Notes and AIR Warrants, Common Stock certificates upon conversion of the AIR Notes and exercise of the AIR Warrants. Glenarm and VCG covenants that the AIR Notes and AIR Warrants which may be issued upon the exercise of the purchase rights represented by this AIR and the AIR Underlying Shares issuable thereunder will, upon exercise of the purchase rights represented by this AIR the AIR Notes and AIR Warrants, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Glenarm and VCG will take all such reasonable action as may be necessary to assure that the AIR Note, AIR Warrants and AIR Underlying Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal trading market or exchange (the “Trading Market”) upon which the Common Stock may be listed.

ii. Delivery of Certificates Upon Exercise. Certificates for the AIR Note and AIR Warrants purchased hereunder shall be delivered to the Holder within 3 Trading Days from the delivery to Glenarm and VCG of the Notice of Exercise Form, surrender of this AIR and payment of the principal amount as set forth above (“AIR Note Delivery Date”). This AIR shall be deemed to have been exercised on the date the payment of the principal amount is received by Glenarm. The AIR Notes and AIR Warrants shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such security for all purposes, as of the date the AIR has been exercised by payment to Glenarm of the principal amount and all taxes required to be paid by the Holder, if any, pursuant to Section 2(b)(v) prior to the issuance of such security, have been paid.

iii. Delivery of New AIRs Upon Exercise. If this AIR shall have been exercised in part, Glenarm and VCG shall, at the time of delivery of the certificate or certificates representing the AIR Notes and AIR Warrants, deliver to Holder a new AIR evidencing the rights of Holder to purchase the remaining principal amount of the AIR Notes and AIR Warrants called for by this AIR, which new AIR shall in all other respects be identical with this AIR.

iv. Rescission Rights. If Glenarm or VCG fails to deliver to the Holder a certificate or certificates representing the AIR Notes and AIR Warrants pursuant to this Section 2(b)(iv) by the AIR Note Delivery Date, then the Holder will have the right to rescind such exercise.

v. Charges, Taxes and Expenses. Issuance of certificates for AIR Notes and AIR Warrants shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Glenarm and VCG, as appropriate, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for AIR Notes or AIR Warrants are to be issued in a name other than the name of the Holder, this AIR when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and Glenarm or VCG, as applicable, may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. Glenarm and VCG will not close its records in any manner which prevents the timely exercise of this AIR, pursuant to the terms hereof or the conversion of the AIR Notes or exercise of the AIR Warrants pursuant to the terms thereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If VCG, at any time while this AIR is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by VCG pursuant to the AIR Notes, AIR Warrants, the Notes or the Warrants), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of VCG, then in each case the AIR Conversion Price and AIR Exercise Prices shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. At any time following Shareholder Approval (as defined in Section 6(I) of the Subscription Agreement) or following the occurrence of a breach of Section 6(I) of the Subscription Agreement, if VCG or any Subsidiary thereof, as applicable, at any time while this AIR is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then AIR

Conversion Price and/or Exercise Prices (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the AIR Conversion Price, such issuance shall be deemed to have occurred for less than the AIR Conversion Price), then, (i) (A) the AIR Conversion Price shall be reduced to equal the Base Share Price and (B) the AIR Exercise Prices shall be reduced (and only reduced) by multiplying the AIR Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance and (ii) the number of AIR Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. VCG shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

c) Pro Rata Distributions. If VCG, at any time while this AIR is outstanding, distributes to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the AIR Conversion Price and AIR Exercise Prices shall be determined by multiplying such AIR Conversion Price and AIR Exercise Prices in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing bid price of the Common Stock on the principal trading market or exchange (the “Closing Price”) determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d) Calculations. All calculations and adjustments to the AIR Conversion Price and AIR Exercise Prices under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

e) Notice to Holders.

i. Adjustment to AIR Conversion Price and AIR Exercise Prices. Whenever the AIR Conversion Price or AIR Exercise Prices are adjusted pursuant to this Section 3, VCG shall promptly mail to each Holder a notice setting forth the AIR Conversion Price and AIR Exercise Prices after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) VCG shall declare a dividend (or any other distribution) on the Common Stock; (B) VCG shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) VCG shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of VCG shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Glenarm or VCG is a party, any sale or transfer of all or substantially all of the assets of Glenarm or VCG, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) Glenarm or VCG shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Glenarm or VCG; then, in each case, Glenarm or VCG, as applicable, shall cause to be mailed to the Holder at its last addresses as it shall appear upon the AIR Register of Glenarm or VCG, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this AIR during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

f) Fundamental Transaction. If, at any time while this AIR is outstanding, (A) Glenarm or VCG effects any merger or consolidation of Glenarm or VCG, as applicable, with or into another Person, (B) Glenarm or VCG effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by Glenarm or VCG or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) Glenarm effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this AIR the Holder shall have the right to receive upon conversion of the AIR Note and exercise of the AIR Warrants, for each AIR Underlying Share that would have been issuable upon such exercise and then subsequent conversion or exercise, as applicable, absent such Fundamental Transaction shares of Common Stock of the successor or acquiring corporation or of Glenarm or VCG, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which the underlying AIR Notes are convertible and Underlying AIR Warrants are exercisable immediately prior to such event (the “Alternate Consideration”). For purposes of any such deemed conversion, the determination of the AIR Conversion Price and AIR Exercise Prices shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and VCG shall apportion the AIR Conversion Price and AIR Exercise Prices among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the AIR Note and any exercise of the AIR Warrants following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to Glenarm or VCG or surviving entity in such Fundamental Transaction shall issue to the Holder a new additional investment right consistent with the foregoing provisions and evidencing the Holder’s right to exercise such additional investment right ultimately into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f) and insuring that this AIR (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

g) Exempt Issuance. Notwithstanding the foregoing, no adjustments, Alternate Consideration nor notices shall be made, paid or issued under this Section 3 in respect of an issuance of (a) shares of Common Stock or options to employees, officers or directors of VCG pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of VCG or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this AIR, provided that such securities have not been amended since the date of this AIR to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of VCG and in which VCG receives benefits in addition to the investment of funds, but shall not include a transaction in which VCG is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

h) Voluntary Adjustment By Company. VCG may at any time during the term of this AIR reduce the then current AIR Conversion Price and AIR Exercise Prices to any amount and for any period of time deemed appropriate by the Board of Directors of VCG.

Section 4. Transfer of AIR.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Subscription Agreement, this AIR and all rights hereunder are transferable, in whole or in part, upon surrender of this AIR at the principal office of VCG, together with a written assignment of this AIR substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Glenarm and VCG shall execute and deliver a new AIR or AIRs in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new AIR evidencing the portion of this AIR not so assigned, and this AIR shall promptly be cancelled. An AIR, if properly assigned, may be exercised by a new holder for the purchase of AIR Notes and AIR Warrants without having a new AIR issued.

b) New AIRs. This AIR may be divided or combined with other AIRs upon presentation hereof at the aforesaid office of Glenarm and VCG, together with a written notice specifying the names and denominations in which new AIRs are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, Glenarm and VCG shall execute and deliver a new AIR or AIRs in exchange for the AIR or AIRs to be divided or combined in accordance with such notice.

c) AIR Register. Glenarm and VCG shall register this AIR, upon records to be maintained by Glenarm and VCG for that purpose (the “AIR Register”), in the name of the record Holder hereof from time to time. Glenarm and VCG may deem and treat the registered Holder of this AIR as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this AIR in connection with any transfer of this AIR, the transfer of this AIR shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, Glenarm and VCG may require, as a condition of allowing such transfer (i) that the Holder or transferee of this AIR, as the case may be, furnish to Glenarm and VCG a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to Glenarm and VCG an investment letter in form and substance acceptable to Glenarm and VCG and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5. Miscellaneous.

a) Title to the Additional Investment Right. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this AIR, this AIR and all rights hereunder are transferable, in whole or in part, at the office or agency of Glenarm and VCG by the Holder in person or by duly authorized attorney, upon surrender of this AIR together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to Glenarm and VCG.

b) No Rights as Creditor/Noteholder or Shareholder Until Exercise. This AIR does not entitle the Holder to any rights as a creditor of Glenarm or VCG pursuant to the AIR Note prior to the exercise hereof nor does this AIR entitle the Holder to any voting rights or other rights as a shareholder of VCG prior to any conversion of the AIR Note or exercise of the AIR Warrants. Upon the surrender of this AIR and the payment of the aggregate principal amount, the AIR Notes and AIR Warrants so purchased shall be and be deemed to be issued to such Holder as the record owner of such AIR Notes and AIR Warrants as of the close of business on the later of the date of such surrender or payment.

c) Loss, Theft, Destruction or Mutilation of AIR. Glenarm and VCG covenant that upon receipt by Glenarm and VCG of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this AIR or any certificate relating to the AIR Notes or AIR Warrants, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the AIR, shall not include the posting of any bond), and upon surrender and cancellation of such AIR or certificate, if mutilated, Glenarm and VCG will make and deliver a new AIR or certificate of like tenor and dated as of such cancellation, in lieu of such AIR or certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e) Authorized Shares.

VCG covenants that during the period the AIR is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the AIR Underlying Shares. Glenarm and VCG further covenant that its issuance of this AIR shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the AIR Notes and AIR Warrants upon the exercise of the purchase rights under, and in accordance with the terms of, this AIR. Glenarm and VCG will take all such reasonable action as may be necessary to assure that such AIR Notes, AIR Warrants and AIR Underlying Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, Glenarm and VCG shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this AIR, the AIR Notes or the AIR Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this AIR, the AIR Notes and AIR Warrants against impairment. Without limiting the generality of the foregoing, Glenarm and VCG will (a) take all such action as may be necessary or appropriate in order that Glenarm and VCG may validly and legally issue fully paid and nonassessable AIR Notes and AIR Warrants upon the exercise of this AIR, AIR Note Shares upon conversion of the AIR Notes and AIR Warrant Shares upon exercise of the AIR Warrants and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Glenarm and VCG to perform their obligations under this AIR, the AIR Notes and the AIR Warrants.

Before taking any action which would result in an adjustment in the AIR Notes or AIR Warrants for which this AIR is exercisable or in the AIR Conversion Price or AIR Exercise Prices, Glenarm and VCG shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this AIR shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this AIR (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of

New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this AIR and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive, to the fullest extent permitted by applicable law, all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this AIR, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

g) Restrictions. The Holder acknowledges that the AIR Notes and AIR Warrants acquired upon the exercise of this AIR, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If Glenarm or VCG willfully and knowingly fails to comply with any provision of this AIR, which results in any material damages to the Holder, Glenarm and VCG, severally and jointly, shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by Glenarm and VCG shall be delivered in accordance with the notice provisions of the Subscription Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this AIR, purchase AIR Notes or purchase AIR Warrants, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any AIR Note, AIR Warrants, any AIR Note Shares or any AIR Warrant Shares or as a stockholder of Glenarm or VCG, whether such liability is asserted by Glenarm or VCG or by creditors of Glenarm or VCG.

k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this AIR. Glenarm and VCG agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this AIR and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this AIR and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of Glenarm and VCG and the successors and permitted assigns of Holder. The provisions of this AIR are intended to be for the benefit of all Holders from time to time of this AIR and shall be enforceable by any such Holder or holder of AIR Notes and AIR Warrants.

m) Amendment. This AIR may be modified or amended or the provisions hereof waived with the written consent of Glenarm and VCG and the Holder.

n) Severability. Wherever possible, each provision of this AIR shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this AIR shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this AIR.

o) Headings. The headings used in this AIR are for the convenience of reference only and shall not, for any purpose, be deemed a part of this AIR.

********************

IN WITNESS WHEREOF, Glenarm and VCG has caused this AIR to be executed by its officer thereunto duly authorized.

Dated: October     , 2004

VCG HOLDING CORP.

By:
Name:
Title:

GLENARM RESTAURANT LLC

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	VCG HOLDING CORP.
GLENARM RESTAURANT LLC

(1) The undersigned hereby elects to purchase $________ principal amount of AIR Notes of Glenarm Restaurant LLC and AIR Warrants of VCG Holding Corp. pursuant to the terms of the attached AIR and tenders herewith payment of the principal in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box) in lawful money of the United States; or

(3) Please issue a certificate or certificates representing said AIR Notes and AIR Warrants in the name of the undersigned or in such other name as is specified below:

_____________________________________

The AIR Notes and AIR Warrants shall be delivered to the following:

_____________________________________

_____________________________________

_____________________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing AIR and all rights evidenced thereby are hereby assigned to

_____________________________________________________________________________________________whose address is

___________________________________________________________________________________________________________.

Dated: ,

Holder’s Signature:	________________________________

Holder’s Address:	________________________________

________________________________

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the AIR, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing AIR.